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                                                                      Exhibit 21

                          Subsidiaries of Registrant

The following is a list of all of the registrant's direct and indirect subsidiaries, state of incorporation or organization and the percentage ownership by Heartland of each.

Name of Subsidiary                                   State     Ownership
------------------                                   -----     ---------

    CMC Heartland Partners                           N/A           99.99%

    Heartland Development Corporation                Delaware        100%

    CMC Heartland Partners I, Limited Partnership    Delaware         (a)

    CMC Heartland Partners II, LLC                   Delaware         (b)

    CMC Heartland Partners III, LLC                  Delaware         (b)

    CMC Heartland Partners IV, LLC                   Delaware         (b)

    CMC Heartland Partners V, LLC                    Delaware         (b)

    CMC Heartland Partners VI, LLC                   Delaware         (b)

    CMC Heartland Partners VII, LLC                  Delaware         (b)

    CMC Heartland Partners VIII, LLC                 Delaware         (b)

    Lifestyle Communities, Ltd.                      Delaware         (b)

    Lifestyle Construction Company, Inc.             Delaware         (b)


(a) CMC Heartland Partners I is owned by CMC Heartland Partners as sole limited partner and Heartland Development Corporation as sole general partner.

(b) CMC Heartland Partners II, III, VI, V, VI, VII, VIII and Lifestyle Communities, Ltd. and Lifestyle Construction Company, Inc. are all 100% owned by CMC Heartland Partners.